                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3, No. 333-76858) and related Prospectus of Tech Data Corporation for the registration of $290,000,000 of 2% Convertible Subordinated Debentures due 2021, and to the incorporation by reference therein of our reports dated March 13, 2002, with respect to the consolidated financial statements and schedule of Tech Data Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 2002, filed with the Securities and Exchange Commission.




                                  /s/  Ernst & Young LLP
                                  --------------------------
                                       Ernst & Young LLP



Tampa, Florida
June 6, 2002